Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 7, 2020, with respect to the financial statements of Technologyville, Inc. for the year ended December 31, 2019, included in this Form 8-K/A of Cerberus Cyber Sentinel Corporation. We consent to the incorporation by reference of said report in the General Form for Registration of Cerberus Cyber Sentinel Corporation on Form 10 (File No. 000-56059).

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

August 7, 2020